Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005, appearing in the Annual Report on Form 10-K of Valor Communications Group, Inc. for the year ended December 31, 2004.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
August 23, 2005